UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Bank of America Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! BANK OF AMERICA CORPORATION 2024 Annual Meeting Vote by April 23, 2024 11:59 PM ET C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735 V29625-P05999 You invested in BANK OF AMERICA CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 24, 2024. Get informed before you vote View the 2024 Notice of Annual Meeting and Proxy Statement, 2023 Annual Report to Shareholders, and proxy card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and April 24, 2024 10:00 a.m., Eastern time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/BAC2024

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Electing Directors	
	Nominees:	
1a.	Sharon L. Allen	For
1b.	José (Joe) E. Almeida	For
1c.	Pierre J. P. de Weck	For
1d.	Arnold W. Donald	For
1e.	Linda P. Hudson	For
1f.	Monica C. Lozano	For
1g.	Brian T. Moynihan	For
1h.	Lionel L. Nowell III	For
1i.	Denise L. Ramos	For
1j.	Clayton S. Rose	For
1k.	Michael D. White	For
1l.	Thomas D. Woods	For
1m.	Maria T. Zuber	For
2.	Approving our executive compensation (an advisory, non-binding "Say on Pay" resolution)	For
3.	Ratifying the appointment of our independent registered public accounting firm for 2024	For
4.	Amending and restating the Bank of America Corporation Equity Plan	For
5.	Shareholder proposal requesting report on risks of politicized de-banking	Against
6.	Shareholder proposal requesting report on lobbying alignment with Bank of America's climate goals	Against
7.	Shareholder proposal requesting disclosure of clean energy financing ratio	Against
8.	Shareholder proposal requesting right to act by written consent	Against
9.	Shareholder proposal requesting independent board chair	Against
10.	Shareholder proposal requesting changes to executive compensation program	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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